 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-264370
PROSPECTUS SUPPLEMENT

(To Prospectus dated April 26, 2022)
4,600,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of 7.750%
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

We are offering depositary shares, each representing a 1/40th ownership interest in a share of our 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $2.00 per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per depositary share (equivalent to $1,000 per share of Series A Preferred Stock). The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.
We will pay dividends on the Series A Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors and to the extent that we have lawfully available funds to pay dividends. If declared, dividends will accrue and be payable, quarterly in arrears, (i) from and including the date of original issuance to, but excluding September 30, 2027 (the “First Reset Date”) or the date of earlier redemption, at a rate of 7.750% per annum, on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 2022, and (ii) from and including September 30, 2027, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 4.713%, on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2027, except in each case where such day is not a business day. Upon payment of any dividends on the Series A Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.
Dividends on the Series A Preferred Stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A Preferred Stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
We may redeem the Series A Preferred Stock at our option, and subject to any required regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after September 30, 2027 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares.
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “MSBIP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “MSBI.”
The Series A Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock — Voting Rights” beginning on page S-21.

Investing in the depositary shares involves risk. You should refer to “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 1 of the accompanying prospectus and beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2021.

The depositary shares are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The depositary shares are ineligible as collateral for a loan or extension of credit from Midland States Bancorp, Inc. or any of its subsidiaries. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve (the “Federal Reserve”), or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$25.0000	$115,000,000
Underwriting discounts and commissions(2)	$0.7875	$3,622,500
Proceeds, before expenses, to us	$24.2125	$111,377,500

(1)
Plus accrued dividends, if any, from the date of original issuance, which is expected to be August 24, 2022.

(2)
See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriters in connection with this offering.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a societe anonyme (“Clearstream”), on or about August 24, 2022, which is the fifth business day after the date hereof (such settlement being referred to as “T+5”). See “Underwriting.”
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Raymond James	Piper Sandler
Co-Managers
D.A. Davidson & Co.	Janney Montgomery Scott	Stephens Inc.

The date of this prospectus supplement is August 17, 2022.

Prospectus Supplement
Prospectus
We have not authorized any person to give any information or make any statement that differs from what is in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. If any person does make a statement that differs from what is in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, you should not rely on it. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is

S-i

not permitted. The information in this prospectus supplement is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus supplement, the accompanying prospectus supplement or the documents incorporated by reference therein is accurate as of any date after their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Midland,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Midland States Bancorp, Inc. References to “Midland States Bank” or the “Bank” means Midland States Bank, which is our wholly owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Series A Preferred Stock and the related the depositary shares, and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 26, 2022, which provides more general information about the securities that we and any selling securityholders may offer from time to time, some of which may not apply to this offering. The accompanying prospectus is part of a shelf registration statement on Form S-3 (File No. 333-264370) that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell common stock, non-voting common stock, preferred stock, depositary shares, including the depositary shares offered hereby, other depositary shares, debt securities, warrants or units, or any combination thereof, in one or more offerings. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” before investing in the depositary shares. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and any documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” and “would” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the following:
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changes in interest rates and other general economic, business and political conditions, particularly those affecting the financial services industry and our primary market areas;

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the impact of inflation;

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our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses on loans;

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the failure of assumptions and estimates underlying the establishment of our allowances for credit losses on loans, and estimation of values of collateral and various financial assets and liabilities;

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factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

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the effects of interest rates, including on our net interest income and the value of our securities portfolio;

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the effects of the COVID-19 pandemic and its potential effects on the economic environment;

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compliance with governmental and regulatory requirements, particularly those relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;

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legislative and regulatory changes, including changes in banking, consumer protection, securities, trade and tax laws and regulations and their application by our regulators;

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our ability to identify and address cyber-security risks, fraud and systems errors;

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our ability to effectively execute our strategic plan and manage our growth;

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the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services, including financial technology companies, and demand for financial services in our market areas;

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risks related to our acquisition strategy, including our ability to identify suitable acquisition candidates, exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

•
the effects of the accounting treatment for loans acquired in connection with our acquisitions;

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•
changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

•
monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury (“Treasury”) and the Federal Reserve;

•
developments related to the replacement of the London Inter-Bank Offered Rate (“LIBOR”), and the adoption of a substitute reference rate;

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liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

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changes in federal tax law or policy;

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the quality and composition of our loan and investment portfolios and the valuation of our investment portfolio;

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demand for loan products and deposit flows;

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the costs, effects and outcomes of existing or future litigation;

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changes in accounting principles, policies and guidelines;

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the effects of severe weather, natural disasters, acts of war or terrorism, widespread disease or pandemics, and other external events; and

•
each of the factors and risks identified in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement and the accompanying prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus supplement and the accompanying prospectus. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the documents incorporated by reference herein and therein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the captions entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the SEC to determine whether an investment in the depositary shares is appropriate for you.
Midland States Bancorp, Inc.
Midland States Bancorp, Inc., an Illinois corporation formed in 1988, is a diversified financial holding company headquartered in Effingham, Illinois. Our banking subsidiary, Midland States Bank, an Illinois state-chartered bank formed in 1881, has branches across Illinois and in Missouri, and provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management services, and insurance and financial planning services. As of June 30, 2022, the Company had total assets of $7.44 billion, and our wealth management group had assets under administration of approximately $3.60 billion.
Our strategic plan is focused on building a performance-based, customer-centric culture, creating revenue diversification, seeking accretive acquisitions, achieving operational excellence and maintaining a robust enterprise-wide risk management program. Over the past several years, we have grown organically and through a series of acquisitions, with an over-arching focus on enhancing shareholder value and building a platform for scalability. Most recently, on June 17, 2022, we completed our branch acquisition from FNBC Bank & Trust (“FNBC”) whereby we acquired $79.8 million of deposits and $16.6 million of loans, as well as other assets and liabilities associated with FNBC’s branches in Mokena and Yorkville, Illinois. In June 2021, we completed our acquisition of substantially all of the trust assets of ATG Trust Company, a trust company based in Chicago, Illinois. In July 2019, we completed our acquisition of HomeStar Financial Group, Inc. and its wholly-owned banking subsidiary, HomeStar Bank and Financial Services.
Our principal executive offices are located at 1201 Network Centre Drive, Effingham, Illinois 62401, and our telephone number at that address is (217) 342-7321.

THE OFFERING
The following summary contains selected information about the Series A Preferred Stock, the depositary shares and this offering. This description is not complete and does not contain all the information that you should consider before investing in the depositary shares. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the Series A Preferred Stock and the depositary shares, you should read the sections of this prospectus supplement entitled “Description of Preferred Stock” and “Description of Depositary Shares.”
Issuer
Midland States Bancorp, Inc.
Securities Offered
4,600,000 depositary shares, each representing a 1/40th ownership interest in a share of our 7.750% Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, par value $2.00 per share (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled to all rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series A Preferred Stock.
We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock. In the event we issue additional shares of Series A Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued.
No Maturity
The Series A Preferred Stock does not have any maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding perpetually, unless and until we decide to redeem or repurchase it and, if required, receive prior approval of the Federal Reserve to do so.
Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, the Series A Preferred Stock will rank:
•
senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividends and distributions;

•
on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A Preferred Stock with respect to such dividends and distributions; and

•
junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.

Fixed Rate Reset Dividends
We will pay dividends on the Series A Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board) out of funds legally available for the payment thereof. Upon payment of any dividends on the Series A Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.
Dividends will accrue on the stated amount of $1,000 per share of the Series A Preferred Stock (the “stated amount”) (equivalent to $25 per depositary share) at a rate of 7.750% per annum from and including the date of issuance to, but excluding, September 30, 2027 (the “First Reset Date”), payable quarterly, in arrears.
From and including the First Reset Date, during each “reset period” (as defined below), we will pay dividends based on the liquidation preference amount of $1,000 per share of Series A Preferred Stock (equivalent to $25 per depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 4.713%, payable quarterly in arrears. The amount of any dividend will be computed in the manner described under “Description of Preferred Stock — Dividends” on page S-15.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
Dividends on shares of the Series A Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series A Preferred Stock in respect of a “dividend period” (as defined under “Description of Preferred Stock — Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable “dividend payment date” (as defined under “Description of Preferred Stock — Dividends”), or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series A Preferred Stock to, but excluding, the first dividend payment date.
If a dividend on the Series A Preferred Stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a “business day” (as defined in “Description of Preferred Stock — Dividends” beginning on page S-15), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding, the next succeeding dividend period’s dividend payment date.
So long as any Series A Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series A Preferred Stock, we may not, subject to certain important exceptions:
•
declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series A Preferred Stock as to dividend rights or upon liquidation, dissolution or winding-up of the Company;

•
repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series A Preferred Stock as to dividend rights or upon liquidation, dissolution or winding-up of the Company; or

•
repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series A Preferred Stock, including the Series A Preferred Stock, as to dividend rights or upon liquidation, dissolution or winding-up of the Company.

See “Description of Preferred Stock — Priority of Dividends” beginning on page S-17.
Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of Preferred Stock — Dividends” beginning on page S-15.
Dividend Payment Dates
When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, and to the extent we have the funds legally available, we will pay cash dividends on the Series A Preferred Stock quarterly, in arrears, on March 30, June 30, September 30 and December 30 of each year (each such date is referred to as a dividend payment date), beginning on December 30, 2022.
Redemption
The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision.
We may redeem the Series A Preferred Stock at our option, subject to regulatory approval (if then required), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined herein). If we redeem the Series A Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of Preferred Stock —  Redemption”.

Neither the holders of Series A Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A Preferred Stock.
Redemption of the Series A Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of Preferred Stock — Redemption” beginning on page S-18. Under capital adequacy rules currently applicable to us, any redemption of the Series A Preferred Stock would be subject to prior approval of the Federal Reserve.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution, or winding-up, the holders of the outstanding shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), plus the sum of any declared and unpaid dividends for prior dividend periods prior to the dividend period in which the liquidating distribution is made and any declared and unpaid dividends for the then current dividend period in which the liquidating distribution is made to the date of such liquidating distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets.
Distributions will be made pro rata as to the Series A Preferred Stock and any other stock ranking on parity with the Series A Preferred Stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock and any other stock ranking on parity with the Series A Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of our remaining assets.
Voting Rights
The holders of the Series A Preferred Stock do not have voting rights, except (i) as specifically required by applicable law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or our merger or consolidation with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of Preferred Stock — Voting Rights” and “Description of Depositary Shares —  Voting.”
Preemptive and Conversion Rights
None.
Listing
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “MSBIP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $110.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use these proceeds for general corporate purposes, which may include providing capital to support our organic growth or growth through strategic acquisitions, repaying or redeeming outstanding indebtedness, financing investments, capital expenditures, repurchasing shares of our common stock and for further investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.
U.S. Federal Income Tax
Considerations
For a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series A Preferred Stock, see “U.S. Federal Income Tax Considerations.”
Certain ERISA and Related
Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, please read “Certain ERISA and Related Considerations” below.
Depositary, Registrar &Transfer
Agent
Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares, and as registrar for the Series A Preferred Stock and the depositary shares. Computershare Trust Company, N.A. will serve as transfer agent for the Series A Preferred Stock and the depositary shares.
Calculation Agent
The Company’s affiliate, Midland States Bank, will be the calculation agent for the Series A Preferred Stock.
Risk Factors
An investment in the depositary shares involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item “1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS
An investment in the depositary shares involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by these risk factors.
You are making an investment decision about both the depositary shares and the Series A Preferred Stock.
As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in the Series A Preferred Stock. The depositary will rely solely on the payments it receives on the Series A Preferred Stock to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.
The Series A Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.
The shares of Series A Preferred Stock will be equity interests and will not constitute indebtedness of our company. This means that the depositary shares, which represent fractional interests in shares of Series A Preferred Stock, will rank junior to all of our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.
As of June 30, 2022, our total consolidated liabilities (including deposit liabilities of the Bank) were approximately $6.8 billion, and we may incur additional indebtedness in the future. Additionally, if our capital ratios fall below minimum ratios required by the Federal Reserve, we could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors — Holders of the Series A Preferred Stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series A Preferred Stock.
The Series A Preferred Stock may be junior in rights and preferences to our future preferred stock.
The Series A Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series A Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series A Preferred Stock. The terms of any future preferred stock expressly senior to the Series A Preferred Stock may restrict dividend payments on the Series A Preferred Stock.
Dividends on the Series A Preferred Stock are discretionary and non-cumulative.
Dividends on the Series A Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be payable on the applicable dividend payment date, no dividend shall be deemed to have accumulated for such dividend period, and we will have no obligation to pay any dividend for that dividend period at any time, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any subsequent dividend period. Any declaration and payment of dividends on the Series A Preferred Stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series A Preferred Stock, any credit agreements to which we are a party, and other factors deemed relevant by our board of directors.
Our ability to declare and pay dividends is subject to statutory and regulatory restrictions.
We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series A Preferred Stock. In particular, dividends on the Series A Preferred Stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series A Preferred Stock. Under the Federal Reserve’s capital rules, dividends on the Series A Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.
The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be at a rate lower than the initial fixed annual rate of 7.750% in effect until the First Reset Date.
The annual dividend rate on the Series A Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 4.713%. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events.
The Series A Preferred Stock may be redeemed at our option.
Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series A Preferred Stock for cash, either in whole or in part, from time to time, on any dividend payment date on or after September 30, 2027. We may also redeem the Series A Preferred Stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, within 90 days following the occurrence of a regulatory capital treatment event, such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series A Preferred Stock qualifies as an “additional Tier 1 capital” instrument.
Although the terms of the Series A Preferred Stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments for purposes of the capital adequacy rules or regulations of the Federal Reserve, it is possible that the Series A Preferred Stock may not satisfy the criteria set forth in future capital adequacy rulemakings or interpretations of the Federal Reserve (or of any successor appropriate federal banking agency). As a result, a regulatory capital treatment event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series A Preferred Stock in accordance with its terms prior to September 30, 2027, or any date thereafter. See “Description of Preferred Stock — Redemption” for more information on redemption of the Series A Preferred Stock.
Investors should not expect us to redeem the Series A Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series A Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series A Preferred Stock or the holders of the related depositary shares offered by this prospectus supplement. The Series A Preferred Stock may be redeemed by us at our option, either in whole or in part, for cash, from time to time, on any dividend payment date on or after September 30, 2027, or in whole, but not in part, at any time within 90 days of the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, and general market conditions at that time.
In addition, our right to redeem the Series A Preferred Stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series A Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A Preferred Stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings, and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.
Our access to funds from Midland States Bank may become limited, thereby restricting our ability to make payments on our obligations.
The Company is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal sources of funds to make payments on the Series A Preferred Stock and our other obligations are dividends, distributions and other payments from the Bank.
Under the Illinois Business Corporation Act, we are permitted to pay cash dividends unless, as of the date such dividend is authorized (or, if payment will be more than 120 days after authorization, as of the date of payment), and after giving effect to such dividend, (i) the Company would be insolvent or (ii) the Company’s net assets would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the Company were then to be liquidated. As a bank holding company under the Bank Holding Company Act of 1956, as amended, we would be prohibited from paying cash dividends if we are not in compliance with any capital requirements applicable to us, including our required capital conservation buffer. However, as a practical matter, for so long as our major operations consist of ownership of the Bank, the Bank will remain our source of dividend payments, and our ability to pay dividends will be subject to any restrictions applicable to the Bank.
Under Illinois banking law, Illinois-chartered banks generally may pay dividends only out of undivided profit. The payment of dividends is also dependent upon the Bank’s ability to maintain adequate capital ratios pursuant to applicable regulatory requirements.
The Federal Reserve has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Federal Reserve regulations also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized, and under regulations implementing the Basel III accord, a bank holding company’s ability to pay cash dividends may be impaired if it fails to satisfy certain capital buffer requirements. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions. Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. Moreover, loans and extensions of credit by the Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including the Bank, in an amount sufficient to pay dividends on the Series A Preferred Stock.
Holders of the Series A Preferred Stock and the depositary shares will have limited voting rights.
Holders of the Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of our voting common shareholders. Holders of the Series A Preferred Stock will have voting rights only with respect to (i) authorizing, creating, or issuing any capital stock ranking senior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution, or winding-up, or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering, or repealing any provision of our articles of incorporation or the statement of resolution establishing the Series A Preferred Stock (the “statement of resolution”), including by merger, consolidation, or otherwise, so as to adversely affect the powers, preferences, or special rights of the Series A Preferred Stock, (iii) two directors, following non-payments of dividends of at least six or more quarterly Dividend Periods, and (iv) as otherwise required by applicable law. See “Description of Preferred Stock — Voting Rights.”
Holders of the depositary shares must act through the depository to exercise any voting rights of the Series A Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series A Preferred Stock. While the depositary will vote the maximum number of whole shares of Series A Preferred Stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares — Voting.”
An active trading market for the depositary shares may not develop.
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “MSBIP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they currently intend to make a secondary market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion and without notice. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:
•
prevailing interest rates;

•
the ratings given to our securities by credit rating agencies, including the ratings given to the Series A Preferred Stock or the depositary shares;

•
whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

•
our operating performance, financial condition, and prospects, or the operating performance, financial condition, and prospects of our competitors;

•
our creditworthiness;

•
economic, financial, geopolitical, regulatory, or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.

An increase in market interest rates could result in a decrease in the value of the depositary shares.
In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. We cannot predict the future level of market interest rates.
The depositary shares and the Series A Preferred Stock are not insured deposits.
The depositary shares and the Series A Preferred Stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any other deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Series A Preferred Stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and the Series A Preferred Stock, you will be at risk of losing some or all of your investment.
A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series A Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.
Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series A Preferred Stock, us or our other securities could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell, or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series A Preferred Stock and depositary shares, based on their overall view of our industry. No report of the rating agencies is incorporated by reference herein.
A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series A Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.
We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders, including issuing additional shares of Series A Preferred Stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series A Preferred Stock with respect to dividends or upon our dissolution, winding-up, and liquidation and other terms.
Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series A Preferred Stock, if we issue preferred stock in the future with voting rights that dilute the voting power of the Series A Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series A Preferred Stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $110.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use these proceeds for general corporate purposes, which may include providing capital to support our organic growth or growth through strategic acquisitions, repaying or redeeming outstanding indebtedness, financing investments, capital expenditures, repurchasing shares of our common stock and for further investments in the Bank as regulatory capital.
Our management will have broad discretion in the use of the net proceeds from the sale of the depositary shares. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION
The following table sets forth our capitalization, on a consolidated basis, as of June 30, 2022:
•
on an actual basis;

•
on an as adjusted basis to give effect to the sale of the depositary shares in this offering for total net proceeds of approximately $110.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This information should be read together with the financial and other data in this prospectus supplement as well as the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, both of which are incorporated by reference into this prospectus supplement.
	As of June 30, 2022
(Dollars in thousands)	Actual	As Adjusted
Cash and cash equivalents	$270,117	$380.645
Long Term Debt:
Subordinated debt(1)	139,277	139,277
Trust preferred debentures	49,674	49,674
Shareholders’ Equity:
Preferred stock, $2.00 par value per share, 4,000,000 shares authorized:
Series A Preferred Stock, $1,000 liquidation preference per share, 0 shares issued and outstanding (actual) and 115,000 shares issued and outstanding (as adjusted)	—	110,528
Common stock, $0.01 par value per share, 40,000,000 shares authorized; 22,060,255 shares issued and outstanding (actual and as adjusted)	221	221
Capital surplus	446,894	446,894
Retained earnings	242,170	242,170
Accumulated other comprehensive loss	(53,097)	(53,097)
Total shareholders’ equity	$636,188	$746,716
Capital Ratios:
Tier 1 leverage	7.98%	9.35%
Common equity Tier 1	7.66%	7.66%
Tier 1 capital to risk-weighted assets	8.63%	10.27%
Total capital to risk-weighted assets	11.44%	13.09%

(1)
Includes aggregate subordinated debt of $140.6 million, net of debt issuance costs. Among other subordinated debt, this includes $40.0 million aggregate principal amount of subordinated notes that bear a fixed interest rate of 6.25% through October 2022 and a variable interest rate equal to three month LIBOR plus 4.23% thereafter, which mature on October 15, 2027 and are redeemable by the Company on any interest payment date on or after October 15, 2022.

DESCRIPTION OF PREFERRED STOCK
The following description summarizes the material terms of the Series A Preferred Stock and supplements and updates the description of the general terms and provisions of our preferred stock set forth under “Description of Capital Stock — Preferred Stock” beginning on page 2 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of our articles of incorporation, as amended, which we have previously filed with the SEC, and the statement of resolution, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series A Preferred Stock contained in our articles of incorporation as amended, or the statement of resolution is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our articles of incorporation as amended, or the statement of resolution, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
For purposes of this section, references to “we,” “us,” and “our” include only Midland States Bancorp, Inc., and not any of its subsidiaries.
General
Our articles of incorporation authorize us to issue 4,000,000 shares of preferred stock, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations, and restrictions of any such series.
Prior to the issuance of the Series A Preferred Stock, we will file the statement of resolution with the Secretary of State of the State of Illinois, which will have the effect of amending our existing articles of incorporation to establish the terms of the Series A Preferred Stock. The statement of resolution will initially authorize shares of Series A Preferred Stock. We may, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock from time to time. We are offering 115,000 shares of the Series A Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering.
We will generally be able to pay dividends and distributions upon our liquidation, dissolution, or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity instruments, and other senior claims). When the shares of Series A Preferred Stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and nonassessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series A Preferred Stock.
Holders of Series A Preferred Stock will not have preemptive or subscription rights to acquire more of our stock. The Series A Preferred Stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series A Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and will be perpetual unless redeemed at our option.
Ranking
Shares of the Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:
•
senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A Preferred Stock;

•
on parity with, or equally to, any class or series of our capital stock expressly stated to be on parity with the Series A Preferred Stock, including the Series A Preferred Stock; and

•
junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock).

Dividends
Dividends on shares of the Series A Preferred Stock are discretionary, not mandatory, and will not be cumulative. Holders of the Series A Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2022 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) at a rate equal to:
•
from the date of original issue to, but excluding, the First Reset Date, a fixed rate per annum of 7.750%; and

•
from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset date (as described below), plus 4.713% on the liquidation preference of $1,000 per share.

In the event that we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A Preferred Stock.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 10 calendar days or more than 30 calendar days before the applicable dividend payment date.
A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the first dividend payment date. Any dividend payable on shares of the Series A Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment.
The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the State of Illinois. Dividends on shares of the Series A Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date for that reset period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any reset determination date, as determined by the calculation agent in its sole discretion; provided that if no such calculation can be determined as described above, then:
•
if the calculation agent determines that the treasury rate has not been discontinued, then the calculation agent will use for such reset period a substitute base rate that it has determined is most comparable to the treasury rate; or

•
if the calculation agent determines that the treasury rate has been discontinued, then the calculation agent will use for such reset period and each successive reset period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the calculation agent determines there is an industry-accepted successor base rate to the treasury rate, then the calculation agent shall use such successor base rate.

If the calculation agent has determined a substitute or successor base rate in accordance with the second bullet point immediately above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent reset dividend determination date, then a new substitute or successor base rate shall be determined as set forth in the first or second bullet point immediately above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the calculation agent has determined a substitute or successor base rate, then the calculation agent will apply any technical, administrative or operational changes that we determine (including changes to the definitions of “dividend period”, “reset period”, “reset date” and “reset dividend determination date”, timing and frequency of determining rates with respect to each reset period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the substitute or successor base rate exists, the calculation agent will apply any such changes for calculating such substitute or successor base rate in such other manner as we determine is reasonably necessary.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
We are not obligated to and will not pay holders of the Series A Preferred Stock any interest or sum of money in lieu of interest on any divided not paid on a divided payment date. We are also not obligated to and will not pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above.
We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series A Preferred Stock. Dividends on the Series A Preferred Stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

Priority of Dividends
The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series A Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series A Preferred Stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.
So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series A Preferred Stock:
•
no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

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no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

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no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A Preferred Stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series A Preferred Stock for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series A Preferred Stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series A Preferred Stock. To the extent a dividend period with respect to the Series A Preferred Stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph, the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series A Preferred Stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A Preferred Stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.
As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us. Junior stock includes our common stock.
As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us, including the Series A Preferred Stock.
Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock or parity stock shall not be entitled to participate in any such dividend.
Redemption
The Series A Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series A Preferred Stock are not redeemable prior to the First Reset Date. The holders of the Series A Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series A Preferred Stock.
We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 30, 2027, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series A Preferred Stock on or after the date it becomes redeemable at our option.
We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series A Preferred Stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:
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amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with its risk.
If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series A Preferred Stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

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the redemption price;

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the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

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that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.
Liquidation Rights
In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series A Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series A Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series A Preferred Stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of our assets.
In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series A Preferred Stock, including the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series A Preferred Stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A Preferred Stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Holders of the Series A Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. The Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Voting Rights
Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series A Preferred Stock will have no voting rights.
Whenever dividends on any shares of the Series A Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“voting preferred stock”), shall have not been declared and paid in an aggregate amount equal to the amount of dividends payable on the Series A Preferred Stock as contemplated herein for the equivalent of six or more quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series A Preferred Stock, voting together as a class with holders of any voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and such voting preferred stock, including the Series A Preferred Stock, for which dividends have not been paid shall be called for the election of the two preferred directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting at which the term of a preferred director would conclude. If, as of the date of election of any preferred director, the Company’s board of directors shall then be divided into two or more classes, then the preferred director shall be elected as a member of such class as may be selected by the Company’s secretary.
These voting rights will continue until the date on which full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock and such voting preferred stock for four consecutive dividend periods following the nonpayment.
If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for at least four consecutive dividend periods following a nonpayment on the Series A Preferred Stock (which we refer to as a “nonpayment remedy”), the holders of the Series A Preferred Stock and such voting preferred stock shall immediately and, without any further action by the Company, be divested of the foregoing voting rights (subject to the revesting of such voting rights in the event of each subsequent nonpayment). If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will immediately terminate and, the number of directors on our board of directors shall automatically decrease by two.
Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series A Preferred Stock and such voting preferred stock, voting together as a class, when they have the voting rights described above. In the event that a nonpayment occurs and there has not been a subsequent nonpayment remedy, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by a qualified nominee with the written consent of the preferred director remaining in office, or if none remains in office, by a qualified nominee or nominees upon the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and such voting preferred stock, voting together as a class, in each case to serve until the next annual meeting of shareholders or, if the Company’s board of directors shall then be divided into two or more classes, for the term of a class of directors selected by the Company’s secretary; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). The preferred directors shall each be entitled to one vote per director on any matter on which our directors are entitled to vote.
Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or

10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series A Preferred Stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity.
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our articles of incorporation, as amended, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series A Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:
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amend or alter our articles of incorporation, as amended, to authorize or create or increase the authorized amount of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

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amend, alter, or repeal the provisions of our articles of incorporation, as amended, including the statement of resolution, so as to materially and adversely affect the special powers, preferences, privileges, or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create or issue, or increase the authorized amount of, any junior stock or parity stock, or any securities convertible into junior stock or parity stock will not be deemed to materially and adversely affect the powers, privileges, or rights of the Series A Preferred Stock; or

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consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of the Series A Preferred Stock (i) remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of the Series A Preferred Stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series A Preferred Stock.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.
Depositary, Transfer Agent, and Registrar
Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares, and as registrar for the Series A Preferred Stock and the depositary shares. Computershare

Trust Company, N.A. will serve as transfer agent for the Series A Preferred Stock and the depositary shares. We may, in our sole discretion, remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.
Calculation Agent
The Company’s affiliate, Midland States Bank, will be the calculation agent for the Series A Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES
The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “Description of Capital Stock — Depositary Shares” beginning on page 2 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus.
For purposes of this section, references to “we,” “us,” and “our” include only Midland States Bancorp, Inc. and not any of its subsidiaries.
General
We are offering depositary shares representing proportional fractional interests in shares of the Series A Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” in this prospectus supplement. We will deposit the underlying shares of Series A Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all of the powers, preferences, and special rights of the Series A Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Series A Preferred Stock those depositary shares represent.
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintains for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”
Immediately following the issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of the deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information.”
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series A Preferred Stock.
The depositary will distribute all dividends and other cash distributions received on the Series A Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. If we make a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount and it will be added to and be treated as part of the next succeeding distribution.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series A Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series A Preferred Stock, until such taxes or other governmental charges are paid.
Liquidation Preference
In the event of our liquidation, dissolution, or winding-up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series A Preferred Stock represented by the depositary shares.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.
Redemption of Depositary Shares
If we redeem the Series A Preferred Stock, in whole or in part, as described above under “Description of Preferred Stock — Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per depositary share), plus 1/40th of the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A Preferred Stock to, but excluding, the redemption date.
If we redeem shares of the Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series A Preferred Stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.
The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares.
The depositary will not be required (a) to issue, transfer or exchange any depositary receipts for a period beginning at the opening of business 15 days next preceding any selection of depositary shares and Series A Preferred Stock to be redeemed and ending at the close of business on the day of the sending of notice of redemption, or (b) to transfer or exchange for another depositary receipt any depositary receipt representing depositary shares called or being called for redemption in whole or in part except as for certain limited circumstances described in the deposit agreement.
Voting
Because each depositary share represents a 1/40th ownership interest in a share of Series A Preferred Stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to vote, as described above in “Description of Preferred Stock — Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will, if requested in writing and provided with all necessary information, provide the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will abstain from voting with respect to such shares (but may, at its discretion, appear at the meeting with respect to such shares unless directed to the contrary).
Depositary, Transfer Agent, and Registrar
Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares, and as registrar for the Series A Preferred Stock and the depositary shares. Computershare Trust Company, N.A. will serve as transfer agent for the Series A Preferred Stock and the depositary shares. We may remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders representing in the aggregate at least a majority of the depositary shares then outstanding.
Form of Series A Preferred Stock and Depositary Shares
The depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” in this prospectus supplement. The Series A Preferred Stock will be issued in registered form to the depositary.
Listing of Depositary Shares
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “MSBIP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The Series A Preferred Stock will not be listed, and we do not expect that there will be any trading market for the Series A Preferred Stock except as represented by the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.
Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series A Preferred Stock, including fractional interests therein in the form of depositary shares offered hereby. Unless otherwise noted, this summary addresses only holders that acquire Series A Preferred Stock in this offering at the initial offering price and hold such Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances or certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, individual retirement accounts or other tax-deferred accounts, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, life insurance companies, controlled foreign corporations and passive foreign investment companies and their shareholders, real estate investment trusts, regulated investment companies, tax-exempt organizations, accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, persons holding Series A Preferred Stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale,” or other integrated investment, persons whose functional currency is not the U.S. dollar, and “qualified foreign pension funds” as described in Section 897(1)(2) of the Code). Furthermore, this summary does not address considerations relating to the Medicare tax on certain net investment income, any U.S. federal estate or gift tax consequences or tax consequences arising under the tax laws of any state, locality, or non-U.S. jurisdiction.
This summary is based on the Code, its legislative history, Treasury regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. The Company has not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, positions contrary to those described in this summary. You should consult your own tax advisor about the tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of any changes in applicable tax laws.
A holder of depositary shares will be treated for U.S. federal income tax purposes as a beneficial owners of its pro rata interest in the Series A Preferred Stock.
As used herein, “U.S. holder” means a beneficial owner of Series A Preferred Stock that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation created or organized in, or under the laws of, the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more “U.S. persons” (as defined in the Code) are authorized to control all of the trust’s substantial decisions or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.
For purposes of this summary, “non-U.S. holder” means any beneficial owner of Series A Preferred Stock (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Series A Preferred Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in an entity or arrangement classified as a partnership holding the Series A Preferred Stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Series A Preferred Stock.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO ITS PARTICULAR SITUATION.
U.S. Holders
Distributions
Distributions with respect to the Series A Preferred Stock will be taxable as dividend income when paid to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series A Preferred Stock exceeds the Company’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Series A Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the U.S. holder’s holding period for such stock exceeds one year at the time of the distribution.
Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series A Preferred Stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series A Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.
Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in the Series A Preferred Stock with respect to which such dividend was made by the non-taxed portion of such dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in such Series A Preferred Stock, the excess is treated as taxable gain.
Sale or Redemption
A U.S. holder will generally recognize capital gain or loss on a sale, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series A Preferred Stock equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. Certain non-corporate U.S. holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series A Preferred Stock as long-term capital losses to the extent taxable dividend income received by them with respect to such Series A Preferred Stock qualifies for the preferential rates applicable to long-term capital gains. The deductibility of net capital losses by individuals and corporations is subject to limitations.
A redemption of the Series A Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of the U.S. holder’s Series A Preferred Stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. holder (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been satisfied, a U.S. holder must take into account not only the Series A Preferred Stock and other equity interests in the Company that the U.S. holder actually owns but also other equity interests in the Company that the U.S. holder constructively owns within the meaning of section 318 of the Code. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company’s corporate affairs may be entitled to sale or exchange treatment on a redemption of Series A Preferred Stock if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned equity interests in the Company) as a result of the redemption.
If none of the alternative tests of section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above under “U.S. Holders -Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Series A Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.
Non-U.S. Holders
Distributions
Generally, distributions treated as dividends as described above under “U.S. Holders -Distributions” that are paid to a non-U.S. holder with respect to the Series A Preferred Stock will be subject to U.S. withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Distributions that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States) are generally subject to U.S. federal income tax on a net income basis, and are exempt from the 30% withholding tax if certain certification requirements are satisfied, at the rates that apply to U.S. persons. Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified under an applicable income tax treaty.
A non-U.S. holder can generally meet applicable certification requirements by providing a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form. For purposes of obtaining a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits.
Sale or Redemption
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, or other disposition (other than a redemption that is treated as a distribution as discussed below) of the Series A Preferred Stock unless (i) the non-U.S. holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other requirements are satisfied, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), or (iii) the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale, exchange or other disposition and the period that the non-U.S. holder held the Series A Preferred Stock. Although there can be no assurances, we believe we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.
Any such gain recognized by an individual non-U.S. holder described in clause (i) of the immediately preceding paragraph may be offset by certain U.S. source capital losses and will generally be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) even though the individual is not considered a resident of the United States. Gain described in clauses (ii) and (iii) of the immediately preceding paragraph will be subject to tax on a net income basis at regular U.S. federal income tax rates in the same manner as if the non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal of 30% (unless reduced by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
A payment made to a non-U.S. holder in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “Non-U.S. — Sale or Redemption,” in which case such payment would be subject to tax as discussed above under “Non-U.S. Holders- Distributions.”
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of the Series A Preferred Stock payable to a holder that is not an exempt recipient (such as a U.S. holder that is a corporation). Certain holders may be subject to backup withholding with respect to the payment of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred stock unless the holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against the holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder timely provides the required information to the IRS. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.
FATCA Withholding
Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on U.S.-source dividends that are received by foreign financial institutions, or FFIs, and certain other non-U.S. entities unless certain certification, information reporting and other specified requirements are satisfied. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Series A Preferred Stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SERIES A PREFERRED STOCK, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in the depositary shares by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts, or arrangements (each of which we call a “Plan”).
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (which we refer to as an “ERISA Plan”) or Section 4975 of the Code (which, together, we refer to as “Covered Plans”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. It is not intended that we or any underwriter, or any of our or their affiliates will act as a fiduciary with respect to a Covered Plan’s investment in depositary shares.
Each fiduciary of a Plan should consider, among other things, the fiduciary standards of ERISA, the Code, or any other applicable Similar Laws in the context of a Plan’s particular circumstances before authorizing the acquisition, holding or disposition of the depositary shares. Accordingly, among other factors, the fiduciary should determine (with its counsel and other advisors to the extent it deems appropriate) whether the investment would satisfy the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. A non-exempt violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for a party in interest or a disqualified person. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Unless the depositary shares (including any interest in depositary shares) are acquired and are held in accordance with an applicable statutory, class, or individual prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise in connection with an investment in the depositary shares by a Covered Plan. For example, if any underwriter is or we are a party in interest or a disqualified person with respect to an investing ERISA Plan, the purchase of any depositary shares by a Covered Plan could result in a sale or exchange between the Plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief is available under an applicable exemption (see below).
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the depositary shares. Those class exemptions include:
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PTCE 96-23-for certain transactions managed by in-house asset managers;

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PTCE 95-60-for certain transactions involving insurance company general accounts;

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PTCE 91-38-for certain transactions involving bank collective investment funds;

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PTCE 90-1-for certain transactions involving insurance company pooled separate accounts; and

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PTCE 84-14-for certain transactions determined or effected by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Covered Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan, and provided, further, that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of these exemptions contains conditions and limitations on its application. No assurance can be made that all of the conditions of any such exemptions, or any other exemption, will be satisfied, or that an exemption will be available for all possible prohibited transactions that may arise in connection with a Plan’s investment in depositary shares. Therefore, each person, including a fiduciary of a Plan, that is considering acquiring or holding or disposing of the depositary shares should carefully review and consult with its legal advisors to confirm whether an exemption is necessary and applicable to the investment in the depositary shares.
Employee benefit plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code, that have not made an election under Section 410(d) of the Code), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding, and disposition of the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented by its purchase and holding of the depositary shares that either:
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it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or

•
its purchase, holding, and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, ownership, and disposition of the depositary shares, whether any exemption would be applicable to any prohibited transactions that might arise under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the depositary shares by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the depositary shares (including any interests therein) to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making or will make an investment recommendation or providing investment advice in connection with the decision to invest in the depositary shares, and none of us is acting or will act as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of any depositary shares or any interest in depositary shares. Any purchaser or holder of depositary shares or any interest in the depositary shares that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such depositary shares is exercising its own independent judgment in evaluating the investment in the depositary shares, and that neither we, nor any underwriter, nor any of our or their respective affiliates has acted as a fiduciary to the Plan with respect to such decision. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

ANY PROSPECTIVE PURCHASER CONSIDERING AN INVESTMENT IN THE DEPOSITARY SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN IS URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE INTERNAL REVENUE CODE AND ANY OTHER SIMILAR LAWS AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING
We have entered into an underwriting agreement dated as of the date of this prospectus supplement with the underwriters named below for which Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Piper Sandler & Co. are acting as representatives. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/40th interest in a share of the Series A Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement.
Underwriter	Number of Depositary Shares
Keefe, Bruyette & Woods, Inc.	1,265,230
Raymond James & Associates, Inc.	1,265,230
Piper Sandler & Co.	920,000
D.A. Davidson & Co.	383,180
Janney Montgomery Scott LLC	383,180
Stephens Inc.	383,180
Total	4,600,000
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. Those obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated. Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.
Underwriting Discount and Commission
The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $0.50 per depositary share. Any underwriter may allow, and such dealers may reallow, a discount not in excess of $0.45 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters.
Per depositary share	$0.7875
Total	$3,622,500
We estimate that our total expenses of the offering, excluding underwriting discount and commission, will be approximately $850,000. We have agreed to reimburse the underwriters for their reasonable legal fees up to $125,000 and other out-of-pocket expenses incurred in connection with the offering. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
Settlement
We expect that delivery of the depositary shares will be made to investors on or about August 24, 2022, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to the second business day before their date of delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of the depositary shares or the Series A Preferred Stock or any of our securities that are substantially similar to the depositary shares or the Series A Preferred Stock, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares, the Series A Preferred Stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares, Series A Preferred Stock, or such other securities, in cash or otherwise.
Price Stabilization and Short Positions
Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the depositary shares. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of the depositary shares. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the option to purchase additional depositary shares. The underwriters can close out a covered short sale by exercising the option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of depositary shares compared to the price available under the option to purchase additional depositary shares. The underwriters may also sell depositary shares in excess of the option to purchase additional depositary shares, creating a naked short position. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering, if the syndicate repurchases previously distributed depositary shares to cover syndicate short positions or to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares.
In connection with this transaction, the underwriters may engage in passive market making transactions in the depositary shares on Nasdaq, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the depositary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the depositary shares to be higher than the price that otherwise would exist in the open market in the absence of such transactions.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on Nasdaq or otherwise.
Electronic Distribution
A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates or selling group members, if any, participating in the offering. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.
Listing
We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “MSBIP.” If the application is approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to begin within 30 days after the date of initial delivery of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Series A Preferred Stock will not be listed, and we do not expect that there will be any trading market for the Series A Preferred Stock, except as represented by depositary shares.
Conflicts of Interest
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares in any jurisdiction where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2021, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the reports of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.midlandsb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401, Attention: Corporate Secretary, telephone: (217) 342-7321.
This prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3, including exhibits, that may be obtained as described above. Statements contained in this prospectus supplement or the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference herein or therein or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022, and for the quarter ended June 30, 2022, filed with the SEC on August 4, 2022;

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our Current Report on Form 8-K, filed with the SEC on February 1, 2022, May 4, 2022, May 5, 2022, June 10, 2022 and August 9, 2022; and

•
the description of our common stock included in our Registration Statement on Form 8-A, dated May 16, 2016, and in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:
Midland States Bancorp, Inc.
Attention: Corporate Secretary
1201 Network Centre Drive
Effingham, IL 62401
(217) 342-7321

PROSPECTUS
$250,000,000
Common Stock
Non-Voting Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

From time to time, Midland States Bancorp, Inc. or selling securityholders may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities, with an aggregate public offering price of up to $250,000,000. We will not receive any proceeds from the sale of securities by selling securityholders.
This prospectus describes certain terms of these securities and the manner in which we and any selling securityholders will offer them. Each time that we or selling securityholders offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as any documents that are incorporated by reference.
We or the selling securityholders may offer and sell these securities through underwriters, brokers, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters and, if known, brokers or dealers that are used in connection with any such sale, as well as any fees, commissions or discounts we or the selling securityholders may pay to such underwriters in connection with such sale, in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MSBI”. On April 18, 2022, the last reported sale price of our common stock was $27.40. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.
These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
Investing in our securities involves risks. You should refer to the section heading “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated April 26, 2022.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we or selling securityholders may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities. This prospectus describes certain terms of these securities and the manner in which we and any selling securityholders will offer them. Each time that we or selling securityholders offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. Neither we nor any selling securityholders have authorized anyone to provide you with different information. Neither we nor any selling securityholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” and “would” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the following:
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business, economic and political conditions, particularly those affecting the financial services industry and our primary market areas;

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our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses on loans;

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the failure of assumptions and estimates underlying the establishment of our allowances for credit losses on loans, and estimation of values of collateral and various financial assets and liabilities;

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factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions;

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the effects of interest rates, including on our net interest income and the value of our securities portfolio;

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the effects of the Coronavirus Disease (“COVID”) pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to the federal, state or local government laws, regulations or orders in connection with the pandemic;

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compliance with governmental and regulatory requirements, particularly those relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;

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legislative and regulatory changes, including changes in banking, consumer protection, securities, trade and tax laws and regulations and their application by our regulators;

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our ability to identify and address cyber-security risks, fraud and systems errors;

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our ability to effectively execute our strategic plan and manage our growth;

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the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services, including financial technology companies, and demand for financial services in our market areas;

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risks related to our acquisition strategy, including our ability to identify suitable acquisition candidates, exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

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the effects of the accounting treatment for loans acquired in connection with our acquisitions;

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changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

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monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury (“Treasury”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

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developments related to the replacement of the London Inter-Bank Offered Rate (“LIBOR”), and the adoption of a substitute reference rate;

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liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

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changes in federal tax law or policy;

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the quality and composition of our loan and investment portfolios and the valuation of our investment portfolio;

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demand for loan products and deposit flows;

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the costs, effects and outcomes of existing or future litigation;

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changes in accounting principles, policies and guidelines;

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the effects of severe weather, natural disasters, acts of war or terrorism, widespread disease or pandemics, and other external events; and

•
each of the factors and risks identified in the “Risk Factors” section included in the “Risk Factors” sections of this prospectus, the applicable prospectus supplement and the documents incorporated herein by reference.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MIDLAND STATES BANCORP, INC.
Midland States Bancorp, Inc. (the “Company,” “we,” “our,” or “us”), an Illinois corporation formed in 1988, is a diversified financial holding company headquartered in Effingham, Illinois. Our banking subsidiary, Midland States Bank (the “Bank”), an Illinois state-chartered bank formed in 1881, has branches across Illinois and in Missouri, and provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. As of December 31, 2021, the Company had total assets of $7.44 billion, and our wealth management group had assets under administration of approximately $4.22 billion.
Our strategic plan is focused on building a performance-based, customer-centric culture, creating revenue diversification, seeking accretive acquisitions, achieving operational excellence and maintaining a robust enterprise-wide risk management program. Over the past several years, we have grown organically and through a series of acquisitions, with an over-arching focus on enhancing shareholder value and building a platform for scalability. Most recently, in June 2021, the Company completed its acquisition of substantially all of the trust assets of ATG Trust Company, a trust company based in Chicago, Illinois. In July 2019, the Company completed its acquisition of HomeStar Financial Group, Inc. and its wholly-owned banking subsidiary, HomeStar Bank and Financial Services. In addition, the Company has entered into an agreement to acquire certain assets and assume certain liabilities for another bank’s branches in Mokena and Yorkville, Illinois, including $25.9 million of loans and $86.7 million of deposits as of December 31, 2021. The transaction is expected to close during the second quarter of 2022, subject to customary closing conditions.
Our principal executive offices are located at 1201 Network Centre Drive, Effingham, Illinois 62401, and our telephone number at that address is (217) 342-7321.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of any securities offered by us for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at one of our banking subsidiaries.
We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants and units that we or selling securityholders may offer and sell from time to time. When one or more of these securities are offered in the future pursuant to a prospectus supplement, the prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in any applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.
We may issue and sell, and the selling securityholders may sell, securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We and the selling securityholders will issue or sell the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities offered by us are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. The shares of our common stock that may be offered by us or any selling securityholders are listed on the Nasdaq Global Select Market.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our articles of incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our articles of incorporation, it may not contain all of the information that is important to you.
Authorized Shares of Capital Stock
Our articles of incorporation authorize the issuance of up to 35,000,000 shares of common stock, par value $0.01 per share, up to 5,000,000 shares of non-voting common stock, par value $0.01 per share, and up to 4,000,000 shares of preferred stock, par value $2.00 per share, 209 shares of which are designated as Series G preferred stock. At March 31, 2022, we had issued and outstanding 22,296,085 shares of our common stock (which includes 251,459 shares of common stock that are issuable upon the vesting of restricted stock awards outstanding as of such date), no shares of non-voting common stock and 171 shares of our Series G preferred stock. In addition, as of March 31, 2022, we had reserved an additional 293,917 shares of common stock for issuance upon the exercise of outstanding stock options, 588,624 shares of common stock in connection with awards that remain available for issuance under our 2019 Long-Term Incentive Plan and 150,402 shares for issuance under our Amended and Restated Employee Stock Purchase Plan.
Common Stock
Governing Documents.   The holders of shares of our common stock have the rights set forth in our articles of incorporation, our bylaws and Illinois law.
Dividends and Distributions.   The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Illinois law and any preferential rights of holders of our then outstanding preferred stock.

Ranking.   Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company to all of our other securities and indebtedness.
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.
Conversion Rights.   Our common stock is not convertible into any other shares of our capital stock.
Preemptive Rights.   The holders of our common stock do not have any preemptive rights.
Voting Rights.   The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.
Our board of directors is divided into three classes of directors, each serving a staggered three-year term. Class I directors hold office for a term expiring at the annual meeting of shareholders to be held in 2023, Class II directors hold office for a term expiring at the annual meeting of shareholders to be held in 2024 and Class III directors hold office for a term expiring at the annual meeting of shareholders to be held in 2022. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.
Redemption.   We have no obligation or right to redeem our common stock.
Non-Voting Common Stock
The holders of our non-voting common stock are entitled to all rights and privileges afforded to holders of our common stock as described above under “— Common Stock,” except the holders of our non-voting common stock are not entitled to vote on any matter to be voted on by the shareholders.
Preferred Stock
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:
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general or special voting rights;

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preferential liquidation rights;

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preferential cumulative or noncumulative dividend rights;

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redemption or put rights; and

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conversion or exchange rights.

We may issue shares of, or warrants to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
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adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

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discourage an unsolicited proposal to acquire us; or

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facilitate a particular business combination involving us.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
Series G Preferred Stock
In connection with our acquisition of Centrue Financial Corporation, our board of directors established a series of 209 shares of Series G preferred stock. Dividends are payable on shares of Series G preferred stock at an annual rate of $60.00 per share, payable quarterly and are cumulative. Unless full dividends have been paid on the Series G preferred stock for all past periods and the current dividend period, no dividends may be paid on shares of common stock and no shares of common stock or preferred stock may be purchased, redeemed or acquired by us without the approval of the holders of a majority of the Series G preferred stock.
Each holder of Series G preferred stock has the option, exercisable at their sole discretion, to sell, and we would be obligated to redeem, such holder’s shares of Series G preferred stock. The per share price payable by us for such shares of Series G preferred stock will be equal to $1,000 per share, plus any accrued but unpaid dividends.
Holders of Series G preferred stock are not entitled to voting rights, except as required by law and to approve the authorization or issuance of any shares of stock that rank senior to, or on parity with, the Series G preferred stock.
Upon our dissolution, wind up, or liquidation, voluntary or otherwise, holders of Series G preferred stock will be entitled to receive, out of our assets available for distribution to shareholders, the amount of $1,000 per share, plus accrued but unpaid dividends, before any payment or distribution may be made on shares of common stock or any other securities issued by us that rank junior to the Series G preferred stock.
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Anti-Takeover Provisions
Illinois law, banking laws and certain provisions of our articles of incorporation and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Classified Board of Directors; Noncumulative Voting for Directors.   Our articles of incorporation provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year, which prevents a majority of our directors from being removed at a single annual meeting. In addition, our articles of incorporation specify that, as permitted by the Illinois Business Corporation Act of 1983, which we refer to as the “IBCA,” directors may be removed during their three-year terms only for “cause.” See the discussion below under “— Filling of Board Vacancies; Removals” for the definition of “cause.”

Our articles of incorporation also provide for noncumulative voting for directors, which may make it more difficult for a non-company nominee to be elected to our board of directors.
Authorized But Unissued Capital Stock.   We have authorized but unissued shares of common stock, non-voting common stock, and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
Limitation on Right to Call a Special Meeting of Shareholders.   Our bylaws provide that special meetings of shareholders may only be called by our board or our president or by the holders of not less than 20% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Advance Notice Provisions.   Our bylaws generally require a shareholder desiring to propose new business at a shareholder meeting to provide advance written notice to our corporate secretary, not less than 90 days nor more than 120 days prior to the date of the meeting, containing certain information about the shareholder and the business to be brought. Only business within the purposes described in the notice of the meeting may be conducted at a special meeting. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding stock until the next shareholders’ meeting.
Additionally, our bylaws provide that nominations for directors must be made in accordance with the provisions of our bylaws, which generally require, among other things, that such nominations be provided in writing to our corporate secretary, not less than 90 days nor more than 120 days prior to the meeting, and that the notice to our corporate secretary contain certain information about the shareholder and the director nominee.
No Action By Written Consent of Shareholders.   Our articles of incorporation provide that any action required or permitted to be taken by the holders of our capital stock must be effected at a duly called annual or special meeting of the holders of our capital stock and may not be effected by any consent in writing by our shareholders.
Filling of Board Vacancies; Removals.   Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by the board, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. Furthermore, our articles of incorporation specify that directors may only be removed by shareholders for “cause,” and that removal of a director for cause by our shareholders requires the affirmative vote of the holders of not less than 70% of the outstanding shares of capital stock entitled to vote generally in the election of directors. “Cause” will be deemed to exist only if the director whose removal is proposed has been convicted of a felony or has been adjudged by a court to be liable for gross negligence or willful misconduct in the performance of such director’s duty to us and such adjudication is no longer subject to direct appeal.
Amendment of the Bylaws.   Our articles of incorporation and bylaws provide that our bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Our bylaws may also be altered, amended or repealed by the affirmative vote of holders of not less than 70% of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Accordingly, our board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Supermajority Voting Provisions.   Our articles of incorporation provide for certain heightened voting thresholds needed to consummate a change in control transaction, such as a merger, the sale of substantially all of our assets or other similar transaction. Accordingly, we will not be able to consummate a change in control transaction or sell all or substantially all of our assets without obtaining the affirmative vote of the holders of shares of our capital stock having at least 70% of the voting power of all outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing, if at least 66 2∕3% of our directors approve any such transaction, then the supermajority voting provisions set forth in our articles of incorporation will not apply and only a majority vote of our shareholders will be required to approve such transaction.

Illinois Law.   Our articles of incorporation expressly provide that Section 7.85 of the IBCA, which applies to interested shareholder transactions, will apply to our company. Section 7.85 requires that, except in limited circumstances, a “business combination” with an “interested shareholder” be approved by (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors; and (ii) the affirmative vote of a majority of the voting shares of stock held by “disinterested shareholders.” A “disinterested shareholder” is a shareholder who is not an “interested shareholder” or an affiliate or an associate of an interested shareholder. An “interested shareholder” means: (i) a person that is the owner of 15% or more of our outstanding voting shares or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting shares at any time within the three year period immediately before the date on which it is sought to be determined whether the person is an interested shareholder; and (ii) the affiliates and associates of that person. This provision may have the effect of inhibiting a non-negotiated merger or other business combination involving us, even if such event would be beneficial to our shareholders.
Notwithstanding the foregoing, the higher vote requirement set forth in Section 7.85 of the IBCA will not be applicable to any transaction if either: (i) the transaction has been approved by 66 2∕3% of the disinterested directors; or (ii) the transaction satisfies certain fair price and procedure requirements.
Consideration of Non-Shareholder Interests.   Section 8.85 of the IBCA provides that, in discharging their duties, the board of directors, committees of the board, individual directors and individual officers of an Illinois corporation may, in considering the best long term and short term interests of the corporation, consider the effects of any action (including without limitation, action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors. Our articles of incorporation incorporate the concept in Section 8.85 of the IBCA and permit our board to consider, in connection with the exercise of its judgment in determining what is in the best interests of our company and our shareholders when evaluating a potential change in control transaction, a variety of interests beyond the direct financial interests of our shareholders, including the social and economic effects of the transaction on us and the other elements of the communities in which we operate.
Banking Laws.   The ability of a third party to acquire us is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1953, as amended, which we refer to as the “BHCA,” and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock, including pursuant to warrants to purchase our common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of our common stock.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we or the selling securityholders may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we or the selling securityholders may offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (which we refer to as the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “— Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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any restrictions, conditions or requirements for transfer of the debt securities; and

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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
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we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest;

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a reduction in the principal amount of, or interest on, any debt securities;

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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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a change in the currency in which any payment on the debt securities is payable;

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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
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waive compliance by us with certain restrictive provisions of the indenture; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or

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any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture.   Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;
then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance.   Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
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to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
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we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all of our existing and future senior indebtedness. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all of our “indebtedness for money borrowed” whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to our indebtedness for borrowed money and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among us and its affiliates.
The term “indebtedness for money borrowed” means:
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any obligation of, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

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any off-balance sheet guarantee obligation;

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any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

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any capitalized lease obligation;

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any deferred obligation for payment of the purchase price of any property or assets;

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all obligations of the type referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the type referred to above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include our obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which we incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any of our other indebtedness or obligations.
Upon the liquidation, dissolution, winding up, or reorganization of us or the Bank, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on our senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then we shall first use such excess proceeds to pay in full all “other company obligations” before we make any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of us or the Bank, holders of the subordinated debt securities may recover less ratably than holders of our senior indebtedness, creditors with respect to “other company obligations” and other creditors of ours.
In some circumstances relating to our or the Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by us, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General.   From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
Resignation or Removal of Trustee.   If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities.   The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee.   The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock, non-voting common stock, other securities of ours or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:
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the title and specific designation of the warrants;

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the aggregate number of warrants offered;

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the amount of warrants outstanding, if any;

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the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

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the exercise price or prices of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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the anti-dilution, redemption or call provisions of the warrants, if any;

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if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of non-voting common stock, shares of preferred stock, depositary shares or warrants, or any combination of such securities, including guarantees of any securities.
A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:
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the terms of the units and of any of the debt securities, common stock, preferred stock or warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We or the selling securityholders may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, in market transactions, including on the Nasdaq Global Select Market, block trades, privately negotiated transactions or through a combination of any of these sales methods or through any other method permitted by law, including in “at the market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents. In connection with any sale of securities by selling securityholders, such selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.
Each time that we or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering and plan of distribution.
Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. Any such underwriters and the related compensation arrangements, indemnification obligations and other material terms and conditions of the underwriting will be set forth in the applicable prospectus supplement.
Any selling securityholders, underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling securityholder was deemed to be an underwriter, such selling securityholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
Our consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.midlandsb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401, Attention: Corporate Secretary, telephone: (217) 342-7321.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022;

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our Current Report on Form 8-K filed on February 1, 2022; and

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the description of our common stock included in our Registration Statement on Form 8-A, dated May 16, 2016, and in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:
Midland States Bancorp, Inc.
Attention: Corporate Secretary
1201 Network Centre Drive
Effingham, Illinois 62401
Telephone number: (217) 342-7321

4,600,000 Depositary Shares Each Representing a 1/40th Interest in a Share of 7.750%
Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT
AUGUST 17, 2022

Joint Book-Running Managers
Keefe, Bruyette & WoodsRaymond JamesPiper Sandler
         A Stifel Company
Co-Managers
D.A. Davidson & Co.Janney Montgomery ScottStephens Inc.